EXHIBIT 99.1

February 2, 2015

Board of Directors
Satya Worldwide, Inc.
429 N. Dixie Hwy., Suite 201
Pompano Beach, FL  33060

Ladies and Gentlemen:

I hereby resign as Chairwoman, Chief Executive Officer, President, Treasurer and as a director of Satya Worldwide, Inc., a Florida corporation (the “Company”), effective immediately.  My resignation does not in any way imply or infer any dispute or disagreement with the Company or its management relating to the Company’s operations, policies or practices.  I wish the Company much success in its future endeavors.

Sincerely,

/s/  Patricia Posner
       Patricia Posner